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                                                                    EXHIBIT 10.2


                             TENTH AMENDMENT TO THE
                  STERLING CHEMICALS, INC. AMENDED AND RESTATED
                        SALARIED EMPLOYEES' PENSION PLAN

         WHEREAS, Sterling Chemicals, Inc. (the "Corporation") currently maintains its Amended and Restated Salaried Employees' Pension Plan (as amended, the "Existing Plan");

         WHEREAS, Section 15.1 reserves to the Corporation the right to amend the Existing Plan; and

         WHEREAS, the Corporation desires to amend the Existing Plan in order to meet the requirements of the IRS for a determination letter;

         NOW, THEREFORE, the Plan is hereby amended as follows:

         Section 1. Amendment of Section 2.1 of the Existing Plan. Effective May 1, 1996, Section 2.1 is amended to add the following sentence after the first sentence of the third paragraph:

             "An employee's date of hire is the date on which he first performs an Hour of Service."

         Section 2. Amendment of Section 2.2 of the Existing Plan. Effective May 1, 1996, the first paragraph of Section 2.2 is amended to read as follows:

             "A participant shall be fully vested and have a Vested Percentage of 100% in this Plan on his Normal Retirement Date or on any date as of which he has completed at least five years of Vesting Service with the Employers and the Subsidiaries as defined in Section 17.1."

         IN WITNESS WHEREOF, the Corporation has executed this instrument this ______ day of ___________ , 2003.

                                            STERLING CHEMICALS, INC.
                                            -----------------------------
                                            Wayne R. Parker
                                            Senior Vice President, Human
                                            Resources and Administration



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